Exhibit 10.34(b)

FIRST AMENDMENT TO THE BLADELOGIC, INC.

2007 STOCK OPTION AND INCENTIVE PLAN

THIS FIRST AMENDMENT is made on this 21st of July 2008, by BMC Software, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”).

WITNESSETH:

WHEREAS, the Company maintains the BladeLogic, Inc. 2007 Stock Option and Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan as set forth below.

NOW, THEREFORE, effective as of April 18, 2008, the Plan is hereby amended as follows:

1.	Each reference to “Company” shall refer to “BMC Software, Inc.”

2.	Each reference to “Deferred Stock Award” or “Deferred Stock Awards” shall be deleted and replaced to read “Restricted Stock Unit” and “Restricted Stock Units,” respectively.

3.	Each reference to “Stock” shall refer to the Common Stock, par value $0.01 per share, of the Company, subject to adjustment under Section 3 of the Plan.

4.	The reference to “666,375 shares” in Section 12(d) of the Plan shall be deleted and replaced to read “602,742 shares.”

5.	Section 3(a) of the Plan is hereby amended to read in its entirety as follows:

“(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan following April 18, 2008 shall be 1,058,805 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 602,742 shares of Stock may be granted to any one individual grantee during any one calendar year period and the number of shares that may be issued in the form of Incentive Stock Options shall not exceed 1,058,805, subject in all cases to adjustment as provided in Section 3(b). The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the date first written above.

BMC SOFTWARE, INC.

By:	/s/ MICHAEL A. VESCUSO
Michael A. Vescuso
Senior Vice President, Administration

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